Exhibit 99 1201 S. Second Street Milwaukee, WI 53204 USA Fax: 414.382.5560
News Release

Contact	John Bernaden Media Relations Rockwell Automation 414.382.2555	Rondi Rohr-Dralle Investor Relations Rockwell Automation 414.382.8510

Rockwell Automation Reports First Quarter 2008 Results

•	Diluted EPS from continuing operations of $1.04; up 37% from prior year

•	Revenue growth of 16 percent

•	Return on invested capital increased by 3 points to 24.7 percent

•	Company reaffirms guidance for fiscal 2008 diluted EPS of $4.25 - $4.45

MILWAUKEE (January 23, 2008) – Rockwell Automation, Inc. (NYSE: ROK) today reported fiscal 2008 first quarter income from continuing operations of $156.6 million ($1.04 per share) compared to $130.9 million ($0.76 per share) in 2007. Sales in the quarter were $1,331.9 million, up 16 percent compared to $1,146.3 million in 2007. Foreign currency translation contributed 5 percentage points and acquisitions contributed 4 percentage points to the growth rate. Segment operating earnings were $257.5 million, up 13 percent compared to $227.0 million in 2007.

First quarter 2008 free cash flow from continuing operations was $78.1 million versus $73.7 million in the first quarter of 2007. Return on invested capital expanded 3.0 percentage points to 24.7 percent.

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Free cash flow, organic growth and return on invested capital are non-GAAP measures that are defined in the attachments to this release under “Other Supplemental Information”.

Commenting on the results, Keith D. Nosbusch, chairman and chief executive officer, said, “Our solid performance in the first quarter demonstrated the continued strength of our business model. Organic growth, revenue from acquisitions and earnings were in line with our expectations. We benefited from investments in technology leadership, regional expansion, and the on-going diversification of our revenue base. This quarter we achieved a balanced revenue mix with half of our revenue outside the U.S. Our on-going focus on productivity allowed us to sustain investments to drive growth and meet our earnings objectives.”

Outlook

Commenting on the outlook, Nosbusch added, “While we acknowledge that there is significant uncertainty in the economic environment, particularly in the United States, we have not seen any fundamental change in customer demand for our products, services and solutions. For the most part, customer capital spending and project activity appear firm at this time. Our relentless focus on global growth, productivity and execution allows me to be cautiously optimistic about our performance in 2008.”

Assuming business conditions remain stable, the Company is reaffirming its guidance for 2008 as follows:

•	Revenue growth of 10-12 percent, excluding the effects of currency translation

•	EPS of $4.25-$4.45

•	Free cash flow of approximately 95 percent of net income

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Following is a discussion of first quarter results for each of the segments.

Architecture & Software

Architecture & Software first quarter sales were $577.9 million, an increase of 9 percent compared to $529.0 million in the first quarter of 2007. Foreign currency translation added 5 percentage points to the growth rate. Segment operating earnings were $148.5 million compared to $147.3 million in the first quarter of 2007. Architecture & Software segment operating margin was 25.7 percent in the first quarter of 2008 compared to 27.8 percent in 2007.

Control Products & Solutions

Control Products & Solutions first quarter sales were $754.0 million, an increase of 22 percent compared to sales of $617.3 million in the first quarter of 2007. Acquisitions and foreign currency translation each added 6 percentage points to the growth rate. Segment operating earnings were $109.0 million compared to $79.7 million in the first quarter of 2007. Control Products & Solutions segment operating margin was 14.5 percent in the first quarter of 2008 compared to 12.9 percent in 2007.

General Corporate – Net

First quarter general corporate net expense was $14.2 million compared to $19.0 million in the first quarter of 2007. General corporate net expense benefited from a $6 million gain on the sale of the remaining Baldor shares received from the divestiture of Power Systems.

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Income Taxes

The effective tax rate for the first quarter of 2008 was 28.5 percent. The effective tax rate for the first quarter of 2007 was 30.0 percent. For 2008, the Company expects the full year tax rate to be in a range of 28 to 29 percent, subject to quarterly variability.

Share Repurchase and Debt

During the quarter, the Company repurchased 1.4 million shares at a cost of $96.0 million. The Company had $930.3 million available at December 31, 2007 under its existing $1.0 billion share repurchase authorization. In December 2007 the Company issued debt with an aggregate principal of $500 million. The net proceeds from the offering were used to repay our 6.15% notes due January 15, 2008 and for general corporate purposes.

Conference Call

A conference call to discuss our financial results will take place at 8:30 A.M. Eastern Time on January 23. The call will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

This news release contains statements (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “expect”, “project”, “plan”, “anticipate”, “will”, “intend” and other similar expressions may identify forward- looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•	economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, interest rates, recession, policies of foreign governments and other external factors we cannot control, and U.S. and local laws affecting our activities abroad and compliance therewith;

•	successful development of advanced technologies and demand for and market acceptance of new and existing products;

•	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;

•	the availability, effectiveness and security of our information technology systems;

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•	competitive product and pricing pressures;

•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;

•	intellectual property infringement claims by others and the ability to protect our intellectual property;

•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;

•	our ability to attract and retain qualified personnel;

•	the uncertainties of litigation;

•	disruption of our North American distribution channel;

•	the availability and price of components and materials;

•	successful execution of our cost productivity and globalization initiatives;

•	our ability to execute strategic actions, including acquisitions and integration of acquired businesses; and

•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help manufacturers achieve a competitive advantage for their businesses. The company brings together leading global brands in industrial automation that include Allen-Bradley® controls and services and Rockwell Software® factory management software. Headquartered in Milwaukee, Wisc., the company employs about 20,000 people serving customers in more than 80 countries.

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ROCKWELL AUTOMATION, INC. SALES AND EARNINGS INFORMATION (in millions, except per share amounts)

	Three Months Ended December 31,
	2007	2006
Sales
Architecture & Software	$577.9	$529.0
Control Products & Solutions	754.0	617.3

Total sales	$1,331.9	$1,146.3

Segment Operating Earnings
Architecture & Software	$148.5	$147.3
Control Products & Solutions	109.0	79.7

Total segment operating earnings	257.5	227.0

Purchase accounting depreciation and amortization	(6.3)	(2.7)
General corporate - net	(14.2)	(19.0)
Interest expense	(18.0)	(18.4)

Income from continuing operations before income taxes	219.0	186.9
Income tax provision	(62.4)	(56.0)

Income from continuing operations	156.6	130.9
Income from discontinued operations	–	298.2

Net income	$156.6	$429.1

Diluted Earnings Per Share
Continuing operations	$1.04	$0.76
Discontinued operations	–	1.74

Net Income	$1.04	$2.50

Average Diluted Shares	151.0	171.4

Page 6 ROCKWELL AUTOMATION, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in millions)

	Three Months Ended December 31,
	2007	2006
Sales	$1,331.9	$1,146.3
Cost of sales	(756.4)	(648.7)

Gross profit	575.5	497.6

Selling, general and administrative expenses	(348.6)	(293.1)
Other income	10.1	0.8
Interest expense	(18.0)	(18.4)

Income from continuing operations	219.0	186.9
Income tax provision	(62.4)	(56.0)

Income from continuing operations	156.6	130.9

Income from discontinued operations
Income from discontinued operating activities	–	34.2
Income tax benefit on sale of Power Systems	–	264.0

Net income	$156.6	$429.1

Page 7 ROCKWELL AUTOMATION, INC. CONDENSED BALANCE SHEET INFORMATION (in millions)

	December 31, 2007	September 30, 2007
Assets
Cash and cash equivalents	$867.0	$624.2
Receivables	937.5	927.7
Inventories	554.6	504.7
Property, net	510.2	510.3
Goodwill and intangibles	1,156.2	1,101.9
Other assets	915.5	877.0

Total	$4,941.0	$4,545.8

Liabilities and Shareowners' Equity
Short-term debt	$349.9	$521.4
Accounts payable	455.6	498.5
Long-term debt	903.9	405.7
Other liabilities	1,447.8	1,377.4
Shareowners' equity	1,783.8	1,742.8

Total	$4,941.0	$4,545.8

Page 8 ROCKWELL AUTOMATION, INC. CONDENSED CASH FLOW INFORMATION (in millions)
	Three Months Ended December 31,
	2007	2006
Continuing Operations:

Operating Activities:
Income from continuing operations	$156.6	$130.9
Depreciation and amortization	31.3	28.5
Retirement benefits expense	11.3	11.2
Pension trust contributions	(9.3)	(14.0)
Receivables/inventories/payables	(90.5)	(87.6)
Other	2.1	29.2

Cash provided by operating activities	101.5	98.2

Investing Activities:
Capital expenditures	(26.3)	(29.2)
Acquisition of businesses, net of cash acquired	(61.6)	–
Proceeds from sale of property and securities	36.3	2.1

Cash used for investing activities	(51.6)	(27.1)

Financing Activities:
Net issuance of debt	320.0	314.2
Cash dividends	(43.3)	(49.2)
Purchases of treasury stock	(97.5)	(350.7)
Proceeds from the exercise of stock options	9.6	11.9
Excess income tax benefit from the exercise of stock options	2.9	4.7
Other financing activities	(0.1)	(0.2)

Cash provided by (used for) financing activities	191.6	(69.3)

Effect of exchange rate changes on cash	6.9	5.9

Cash provided by continuing operations	248.4	7.7
Discontinued Operations:
Cash (used for) provided by discontinued operations	(5.6)	17.7

Increase in cash and cash equivalents	$242.8	$25.4

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions)

Free Cash Flow

Our definition of free cash flow, which is a non-GAAP financial measure, takes into consideration capital investments required to maintain the operations of our businesses and execute our strategy. In the first quarter of 2006 we adopted SFAS 123(R), which requires that we report the excess income tax benefit from the exercise of stock options as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows.

In our opinion, free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one measure to monitor and evaluate performance. Our definition of free cash flow may be different from definitions used by other companies.

Our definition of free cash flow excludes the operating cash flows and capital expenditures related to our discontinued operations. Operating, investing and financing cash flows of our discontinued operations are presented separately in our statement of cash flows. Cash flows from the operating activities of our discontinued operations are reported in our statement of cash flows net of their separately calculated income tax effects. U.S. Federal and state income taxes paid as a result of the gain on sale of Power Systems have been classified within continuing operations consistent with the cash proceeds. These taxes paid in the third and fourth quarters of fiscal 2007 have been excluded from free cash flow to present free cash flow that is representative of the performance of our continuing businesses.

The following table summarizes free cash flow by quarter:

	Quarter Ended
	Dec. 31, 2006	March 31, 2007	June 30, 2007	Sept. 30, 2007	Dec. 31, 2007
Cash provided by continuing
operating activities	98.2	108.2	57.8	180.7	101.5
Capital expenditures of continuing
operations	(29.2)	(24.0)	(28.9)	(48.9)	(26.3)
Tax payments related to the gain on
divestiture of Power Systems	–	–	142.2	47.8	–
Excess income tax benefit from the
exercise of stock options	4.7	4.3	12.4	5.7	2.9

Free cash flow	$73.7	$88.5	$183.5	$185.3	$78.1

Organic Sales

Our press release contains information regarding organic sales, which we define as sales excluding the effects of changes in currency exchange rates and acquisitions. Management believes this non-GAAP measure provides useful information to investors because it reflects regional performance from our activities without the effect of changes in currency exchange rates or acquisitions. Management uses organic sales as one measure to monitor and evaluate our regional performance. We determine the effect of changes in currency exchange rates by translating the respective period’s sales using the currency exchange rates that were in effect in the prior year. When we acquire businesses, we exclude sales in the current year for which there are no comparable sales in the prior period. Organic sales growth is calculated by comparing organic sales to reported sales in the prior year. Sales are attributed to the geographic regions based on the country of destination.

The following is a reconciliation of reported sales to organic sales for the three months ended December 31, 2007 compared to sales for the three months ended December 31, 2006:

	Three Months Ended December 31,
	2007				2006
	Sales	Effect of Changes in Currency and Acquisitions		Organic Sales	Sales
United States	$671.4	$(13.6)		$657.8	$634.7
Canada	95.2	(13.7)		81.5	76.4
Europe, Middle East, Africa	304.7	(58.2)		246.5	229.5
Asia-Pacific	163.4	(14.0)		149.4	134.7
Latin America	97.2	(6.5)		90.7	71.0

Total	$1,331.9	$(106.0	)(a)	$1,225.9	$1,146.3

The following is a reconciliation of reported sales to organic sales for our reporting segments for the three months ended December 31, 2007 compared to sales for the three months ended December 31, 2006:

	Three Months Ended December 31,
	2007				2006
	Sales	Effect of Changes in Currency and Acquisitions		Organic Sales	Sales
Architecture & Software	$577.9	$(32.7)		$545.2	$529.0
Control Products & Solutions	754.0	(73.3)		680.7	617.3

Total	$1,331.9	$(106.0	)(a)	$1,225.9	$1,146.3

(a)	The effect of changes in currency and acquisitions for the three months ended December 31, 2007 is comprised of $62.6 million related to currency exchange rates and $43.4 million related to acquisitions.

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions)

Return On Invested Capital

Our press release contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. Management believes that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in its operations. Management uses ROIC as one measure to monitor and evaluate the performance of the company. Our measure of ROIC is likely to differ from that used by other companies. We define ROIC as the percentage resulting from the following calculation:

(a) Income from continuing operations before accounting change and income from Power Systems discontinued operating activities, before non-operating gains or loses, special charges, interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b) average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, cumulative impairments of goodwill and intangibles required under SFAS No. 142, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;

(c) one minus the effective tax rate for the period.

ROIC is calculated as follows:
	Twelve Months Ended December 31,
	2007	2006
(a) Return
Income from continuing operations before cumulative effect
of accounting change	$595.0	$536.3
Income from Power Systems discontinued operating activities	7.5	111.2
Interest expense (1)	63.0	63.7
Income tax provision (1)	235.5	272.3
Purchase accounting depreciation and amortization (1)	20.0	13.7
Special charges	43.5	–
Gain on sale of investment	–	(19.9)

Return	964.5	977.3

(b) Average Invested Capital
Short-term debt	430.0	222.0
Long-term debt	575.4	747.2
Shareowners' equity	1,933.0	1,759.7
Impairments of goodwill and intangibles	21.6	108.0
Accumulated amortization of goodwill and intangibles	614.9	688.7
Cash and cash equivalents	(769.3)	(348.8)

Average invested capital	2,805.6	3,176.8

(c) Effective Tax Rate
Income tax provision (1)	235.5	272.3
Income from continuing operations and discontinued operating activities
before income taxes and cumulative effect of accounting change	$838.0	$919.8

Effective tax rate	28.1%	29.6%

(a) / (b) * (1-c) Return On Invested Capital	24.7%	21.7%

(1) Includes amounts related to both continuing and discontinued operations. Page 11